Exhibit 99.2

4300 Wildwood Parkway
Atlanta, GA  30339
1-888-502-BLUE
www.BlueLinxCo.com

BlueLinx Contacts:
Susan O’Farrell, SVP, Treasurer & CFO                        Investor Relations:
BlueLinx Holdings Inc.                                Caroline Lowden, Director Finance
(770) 953-7000                                    (770) 953-7522

FOR IMMEDIATE RELEASE

BLUELINX ANNOUNCES FOURTH-QUARTER AND FULL-YEAR RESULTS
- 2014 Adjusted EBITDA of $24.6 million is best since 2007 -
- Fourth Quarter Adjusted EBITDA increased $2.9 million -
- Excess Availability of $60 million -

ATLANTA - February 19, 2015 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the fiscal fourth quarter and fiscal year ended January 3, 2015.

Fourth Quarter and Fiscal Year Financial Highlights

•	Adjusted EBITDA of $1.9 million in the quarter, compared to a $1.0 million loss in fourth quarter 2013

•	Adjusted EBITDA of $24.6 million in 2014, compared to $1.3 million in 2013

•	Excess availability of $60 million as of January 3, 2015 , an improvement of $14 million over December 2013

“We are pleased to report fiscal fourth quarter 2014 Adjusted EBITDA of $1.9 million, an improvement of approximately $2.9 million from the fiscal fourth quarter of 2013. The fourth quarter of 2014 represents our sixth consecutive quarter of improved year-over-year EBITDA results, and the full year Adjusted EBITDA of $24.6 million is a $23.3 million improvement over 2013 and our best since 2007. It is apparent that we are beginning to see the results of the numerous initiatives we began in 2014. Our team is energized as we move in to 2015 and looks forward to continuing the momentum we began last year," said Mitch Lewis, President and Chief Executive Officer.

Susan O’Farrell, Senior Vice President and Chief Financial Officer added, “We exited the year in a relatively strong cash position with excess availability of $60 million. This $14 million increase in excess availability from December 2013 enables us to continue to support the business for future growth.”

Full Year Fiscal 2014 Financial Results Compared to Prior Year
Revenues for fiscal 2014 were $1,979.4 million, a decline of $67.8 million, or 3%, on a comparable basis to $2,047.2 million in 2013, which excludes closed centers and the 53rd week. The decrease was $172.6 million, or 8% on an unadjusted basis, compared to the year ended January 4, 2014.

Gross profits for the twelve months ended January 3, 2015, were $229.1 million, compared to $228.5 million for the year ended January 4, 2014. Gross margin increased by approximately 100 basis points in 2014 to 11.6% from 10.6% in fiscal 2013. Comparable gross profit on a same center basis for 2014 increased by $9.0 million, or 4%, compared to the full year 2013 amount of $220.1 million, excluding the 53rd week.

Adjusted EBITDA for fiscal 2014 improved to $24.6 million from an Adjusted EBITDA of $1.3 million for fiscal 2013.

The Company recorded an improvement of $26.7 million for a net loss of $13.9 million, $(0.16) per diluted share, in fiscal 2014 compared to the net loss of $40.6 million, $(0.51) per diluted share, in fiscal 2013. The full year 2014 had a loss from special items of $(0.5) million, or $(0.01) per diluted share, while fiscal 2013 had gains from special items of $10.6 million, or $0.13 per diluted share.

Fourth Quarter Results Compared to Prior Period
Revenues for the fiscal fourth quarter ended January 3, 2015, were $454.1 million, a decrease of $12.9 million, or 3%, on a comparable basis to fourth quarter 2013 when adjusting for the 14th week in the quarter. The decline was $32.2 million, or 7%, compared to $486.3 million in the fiscal fourth quarter ended January 4, 2014, when not adjusted for the additional week. Overall, comparable same center revenues were down for the quarter primarily due to structural unit volume decreases in lumber and rebar products.

Gross profit in the fiscal fourth quarter 2014 was $49.8 million, down $4.5 million, or 8%, compared to the fiscal fourth quarter 2013. Comparable gross profit on a same center basis for the fourth quarter decreased by $2.4 million compared to the fourth quarter 2013. Gross margin decreased 20 basis points in fiscal fourth quarter 2014, to 11.0% from 11.2% in the fiscal fourth quarter 2013, primarily due to a drop in lumber prices.

Adjusted EBITDA for the fiscal fourth quarter 2014 improved to $1.9 million from an Adjusted EBITDA loss of $(1.0) million for the same period a year ago.

The Company recorded a net loss of $7.6 million, or $(0.09) per diluted share, in the fiscal fourth quarter 2014 versus a loss in fiscal fourth quarter 2013 of $2.5 million, or $(0.03) per diluted share. The 2013 fourth quarter net loss included a non-cash, tax benefit of $8.0 million associated with the Company's pension plan.

The Company's Adjusted EBITDA for the fiscal fourth quarter and fiscal year ended 2014 and 2013, are shown in the following table:

BlueLinx Holdings Inc.
Unaudited reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA (in millions) (1)
	Fiscal Q4 2014	Fiscal Q4 2013	Fiscal 2014 YTD	Fiscal 2013 YTD
GAAP net income (loss)	$(7.6)	$(2.5)	$(13.9)	$(40.6)
Adjustments:
Depreciation and amortization	2.3	2.6	9.5	9.1
Interest expense	6.7	7.0	26.8	28.0
Provision for (benefit from) income taxes	0.3	(8.3)	$0.3	(9.0)
Loss from closed distribution centers	—	—	—	3.7
Gain from the sale of properties	—	(1.3)	(5.3)	(5.2)
Share-based compensation expense, excluding restructuring	0.6	0.4	2.4	3.2
Restructuring, severance, debt fees, and other	(0.4)	1.1	4.8	12.1
Adjusted EBITDA same center	$1.9	$(1.0)	$24.6	$1.3

(1) Immaterial rounding adjustments and differences may exist between tables and previously issued presentations.

Liquidity and Capital Resources
As of January 3, 2015, the Company had $60 million of excess availability under its asset-backed revolving credit facilities, based on qualifying inventory and receivables.

Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 21238432. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx website, where a replay of the webcast will be available for 90 days.

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is presented herein because we believe it is a useful supplement to cash flow from operations in understanding cash flows generated from operations that are available for debt service (interest and principal payments) and further investment in acquisitions. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP.

About BlueLinx Holdings Inc.
BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. The Company is headquartered in Atlanta, Georgia and operates its distribution business through its network of 49 distribution centers as of January 3, 2015. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its website at www.BlueLinxCo.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to return to profitability, and our guidance regarding anticipated financial results. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, supply and/or demand for products that it distributes, general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2015, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, and changes in expectation or otherwise, except as required by law.

- Tables to Follow -

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended January 3, 2015	Three Months Ended January 4, 2014	Twelve Months Ended January 3, 2015	Twelve Months Ended January 4, 2014
	(unaudited)		(unaudited)
Net sales	$454,110	$486,275	$1,979,393	$2,151,972
Cost of sales	404,295	431,927	1,750,289	1,923,489
Gross profit	49,815	54,348	229,104	228,483
Operating expenses:
Selling, general, and administrative	48,088	55,483	206,095	240,667
Depreciation and amortization	2,297	2,571	9,473	9,117
Total operating expenses	50,385	58,054	215,568	249,784
Operating income (loss)	(570)	(3,706)	13,536	(21,301)
Non-operating expenses (income):
Interest expense	6,681	6,998	26,771	28,024
Other expense (income), net	12	50	325	306
Income (loss) before provision for (benefit from) income taxes	(7,263)	(10,754)	(13,560)	(49,631)
Provision for (benefit from) income taxes	377	(8,297)	312	(9,013)
Net income (loss)	$(7,640)	$(2,457)	$(13,872)	$(40,618)
Basic and diluted weighted average number of common shares outstanding	86,545	84,818	86,001	80,163
Basic and diluted net income (loss) per share applicable to common stock	$(0.09)	$(0.03)	$(0.16)	$(0.51)

BLUELINX HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 3, 2015	January 4, 2014
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$4,522	$5,034
Receivables, net	144,537	150,297
Inventories, net	242,546	223,580
Other current assets	23,289	22,814
Total current assets	414,894	401,725
Property, plant, and equipment:
Land and land improvements	41,095	41,176
Buildings	90,161	90,082
Machinery and equipment	77,279	73,004
Construction in progress	1,188	3,028
Property, plant, and equipment, at cost	209,723	207,290
Accumulated depreciation	(104,456)	(96,171)
Property, plant, and equipment, net	105,267	111,119
Non-current deferred income tax assets, net	501	824
Other non-current assets	18,320	14,821
Total assets	$538,982	$528,489
Liabilities:
Current liabilities:
Accounts payable	$67,291	$60,363
Bank overdrafts	27,280	19,377
Accrued compensation	5,643	4,173
Current maturities of long-term debt	2,679	9,141
Deferred income taxes, net	518	823
Other current liabilities	13,831	12,949
Total current liabilities	117,242	106,826
Non-current liabilities:
Long-term debt	403,274	387,238
Other non-current liabilities	54,492	40,323
Total liabilities	575,008	534,387
Stockholders’ deficit:
Common Stock	888	866
Additional paid-in capital	253,051	251,150
Accumulated other comprehensive income (loss)	(34,425)	(16,293)
Accumulated deficit	(255,540)	(241,621)
Total stockholders’ deficit	(36,026)	(5,898)
Total liabilities and stockholders’ deficit	$538,982	$528,489

BLUELINX HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Fiscal Year Ended January 3, 2015	Fiscal Year Ended January 4, 2014
Cash flows from operating activities:	(unaudited)
Net income (loss)	$(13,872)	$(40,618)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	9,473	9,117
Amortization of debt issuance costs	3,156	3,184
Write-off of debt issuance costs	—	119
Gain from the sale of properties	(5,251)	(5,220)
Vacant property charges, net	—	1,321
Severance charges	2,067	5,607
Payments on modification on lease agreement	—	(300)
Deferred income tax benefit	17	(5)
Restructuring payments	(2,805)	(3,057)
Intraperiod income tax allocation related to the hourly pension plan	—	(8,894)
Pension expense	901	4,591
Share-based compensation expense, excluding restructuring related	3,840	3,222
Share-based compensation expense, restructuring related	—	2,895
Increase in restricted cash related to insurance and other	(263)	(1,810)
Increase in prepaid assets	(942)	(3,062)
Accrued compensation and other	(2,442)	(3,033)
Change in net cash from other operating activities	(6,121)	(35,943)
Changes in primary working capital components:
Receivables	5,760	7,168
Inventories	(18,966)	6,479
Accounts payable	7,026	(17,585)
Net cash used in operating activities	(12,301)	(39,881)
Cash flows from investing activities:
Property, plant, and equipment investments	(3,016)	(4,912)
Proceeds from disposition of assets	7,368	10,365
Net cash provided by investing activities	4,352	5,453
Cash flows from financing activities:
Excess tax benefits from share-based compensation arrangements	(16)	16
Repurchase of shares to satisfy employee tax withholdings	(957)	(3,192)
Repayments on the revolving credit facilities	(476,473)	(560,186)
Borrowings from the revolving credit facilities	494,794	599,968
Payments of principal on mortgage	(9,220)	(19,038)
Payments on capital lease obligations	(2,228)	(3,142)
Increase (decrease) in bank overdrafts	7,902	(16,007)
Decrease in restricted cash related to the mortgage	(6,066)	40
Debt issuance costs	(201)	(2,900)
Proceeds from (payments on) stock offering, less expenses paid	(98)	38,715
Net cash provided by financing activities	7,437	34,274
Increase in cash	(512)	(154)
Balance, beginning of period	5,034	5,188
Balance, end of period	$4,522	$5,034

BLUELINX HOLDINGS INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Fiscal Q4 2014	Fiscal Q4 2013	Fiscal 2014 YTD	Fiscal 2013 YTD
GAAP net income (loss)	$(7,640)	$(2,457)	$(13,872)	$(40,618)
Adjustments:
Depreciation and amortization	2,297	2,571	9,473	9,117
Interest expense	6,681	6,998	26,771	28,024
Provision for (benefit from) income taxes	377	(8,297)	312	(9,013)
Loss from closed distribution centers	—	—	—	3,689
Gain from the sale of properties	—	(1,311)	(5,251)	(5,220)
Share-based compensation expense, excluding restructuring	579	356	2,351	3,222
Restructuring, severance, debt fees, and other	(434)	1,167	4,799	12,123
Adjusted EBITDA same center	1,860	(973)	24,583	1,324
Add back EBITDA loss week of December 29, 2013	—	1,081	—	1,081
Comparable 13/52 week vs. 13/52 week	$1,860	$108	$24,583	$2,405

BLUELINX HOLDINGS INC.
COMPARABLE SAME CENTER SCHEDULE
(In thousands)
(unaudited)

	Fiscal Q4 2014	Fiscal Q4 2013	Fiscal 2014 YTD	Fiscal 2013 YTD
Net sales	$454,110	$486,275	$1,979,393	$2,151,972
Less: closed centers	—	—	—	85,578
Same center net sales	454,110	486,275	1,979,393	2,066,394
Less week of December 29, 2013 (1)	—	19,219	—	19,219
Comparable 13/52 week vs. 13/52 week	$454,110	$467,056	$1,979,393	$2,047,175

Actual year-over-year percentage decrease	(6.6)%		(8.0)%
Same center year-over-year percentage decrease	(6.6)%		(4.2)%
Comparable year-over-year percentage decrease	(2.8)%		(3.3)%

Gross profit	$49,815	$54,348	$229,104	$228,483
Less: closed centers	—	—	—	6,294
Same center gross profit	49,815	54,348	229,104	222,189
Less week of December 29, 2013 (1)	—	2,087	—	2,087
Comparable 13/52 week vs. 13/52 week	$49,815	$52,261	$229,104	$220,102

Total operating expenses	$50,385	$58,054	$215,568	$249,784
Less: closed centers	—	—	—	9,983
Same center operating expenses	50,385	58,054	215,568	239,801
Less week of December 29, 2013 (1)	—	3,345	—	3,345
Comparable 13/52 week vs. 13/52 week	$50,385	$54,709	$215,568	$236,456

Operating income (loss)	$(570)	$(3,706)	$13,536	$(21,301)
Add back loss from closed centers	—	—	—	3,689
Same center operating income (loss)	(570)	(3,706)	13,536	(17,612)

(1) Based on actual shipments for week ending January 4, 2014.